Exhibit 99.1

For Immediate Release
February 21, 2008
Press Release

Investools Reports Record 2007 Financial Results

Online Brokerage and Investor Education Leader Delivers 53% Revenue Growth, Solid Profitability in 2007 Fourth Quarter

NEW YORK – February 21, 2008 – Investools Inc. (NASDAQ:SWIM), a leading provider of online brokerage and investor education services, today announced financial results and selected operating metrics for the fourth quarter and fiscal year ended December 31, 2007.

Consolidated financial highlights for the fourth quarter* include:

•                  Record Revenues of $94 million, up 53% from the year ago period.

•                  Net Income of $18 million, or $0.26 per diluted share, versus year-ago Net Loss of $11 million.

•                  Record Sales Transaction Volume of $88 million, up 8% from the year ago period.

•                  Record Non-GAAP Adjusted EBITDA (before certain items) was $24 million, or 27% of Sales Transaction Volume versus year-ago $16 million, or 19%.

“Our 2007 performance clearly demonstrates the power of combining Investools’ investor education programs with the award-winning thinkorswim online brokerage platform.  Our consolidated business delivered record revenues for the fourth quarter and fiscal year and solidly established the profitability of the Company going forward.  Investools has become a valued resource for active, educated investors and we will continue to refine and enhance our products and programs to continue to drive profitable growth in the coming year,” said Lee K. Barba, Chairman and Chief Executive Officer of Investools.

thinkorswim highlights for the fourth quarter *compared to the year-ago period:

•                  Record brokerage revenue of $41 million, up 137%.

•                  New accounts opened, of 22,675, up 71%.

•                  Record new accounts funded of 11,075, up 68%.

•                  Funded accounts totaled 57,775 as of December 31, 2007, up 159%.

•                  Retail DARTs of 41,900, up 323%.

•                  Active Trader DARTs of 20,400, up 73%.

•                  Total client assets $2.58 billion, up 190%.

•                  Average client account balance of $44,900 trading 200 times per year.

“thinkorswim’s operations for the fourth quarter were notable for delivering record revenue and new account openings along with explosive growth in trading activity.  At a time of tremendous volatility in the financial markets, we have proven our ability to serve the needs of sophisticated, active investors through our advanced tools, technologies and recognized expertise in options trading,” added Mr. Barba.

Investor Education Group highlights for the fourth quarter compared to the year-ago period:

•                  Revenue of $53 million, up 19%.

•                  Sales Transaction Volume of $47 million, a 27% decline, due to a reduction in acquisition pricing to drive growth in graduates.

•                  Total graduates of 12,260 during the quarter, up 20%.

•                  Active Investor Toolbox subscribers of 102,800, up 20%.

“During 2007, we refined our investor education products, pricing and distribution channels to make this segment an even more effective customer-acquisition engine for our brokerage business.  As a result, the Investor Education Group generated healthy increases in graduates and subscribers.  Our goal is to be the leading investor education provider with a global markets curriculum of course offerings,” Mr. Barba said.

*Prior year results reflect unaudited amounts for thinkorswim. The Company’s SEC filings for 2007 reflect Investools’ acquisition of thinkorswim on February 15, 2007.

About Investools (NASDAQ:SWIM)

Investools Inc. offers market-leading investor education and brokerage and related financial products and services for self-directed investors. Investools Education Group offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led synchronous and asynchronous online courses, in-person workshops, one-on-one and one-to-many online coaching programs and telephone, live-chat and email support. thinkorswim Inc. is a leading online brokerage and technology provider focused on providing services to self-directed options traders and active traders. thinkorswim offers customers a broad range of products including equity securities, fixed income, index products, options, futures, other derivatives and foreign exchange. thinkorswim provides unique front end trading platforms that allow its customers to trade electronically and provides sophisticated trading tools and analytics, including tools for implementing complex, multi-leg options strategies. The products and services offered by Investools Inc. have received numerous accolades from third parties including thinkorswim’s ranking by Barron’s as its top rated software-based online broker and best for options traders (2006 & 2007), and Prophet’s top Barron’s ranking for best technical analysis tools (2006).

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in Investools filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contact:

Ida Kane, SVP and CFO
801.816.6918
ida.kane@investools.com

Media Contact:

Fran Del Valle
212.717.5499
frances.delvalle@influencecentral.com

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,579	$52,923
Marketable securities	1,501	22,141
Accounts receivable, net of allowance ($198 and $74)	10,759	5,885
Receivable from clearing brokers	5,875	—
Deferred tax assets	13,496	—
Other current assets	9,622	10,056
Total current assets	102,832	91,005

Long-term restricted cash	389	377
Goodwill	208,776	18,085
Intangible assets, net of accumulated amortization ($17,329 and $4,154)	132,587	2,936
Software development costs, net of accumulated amortization ($3,363 and $274)	26,939	12,584
Furniture and equipment, net of accumulated depreciation ($8,726 and $4,790)	8,007	5,253
Other long-term assets	29,800	1,397

Total assets	$509,330	$131,637

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of deferred revenue	$124,486	$120,919
Other current liabilities	17,825	15,958
Accounts payable	8,896	4,388
Accrued payroll	13,278	4,870
Accrued tax liabilities	7,544	9,602
Current portion of capitalized lease obligations	212	180
Current portion of notes payable	17,500	—
Total current liabilities	189,741	155,917

Long-term portion of deferred revenue	37,384	38,656
Capitalized lease obligations	330	500
Notes payable	100,000	—
Deferred income taxes	18,487	—
Other long-term accrued liabilities	1,493	215
Total liabilities	347,435	195,288

Stockholders’ equity (deficit):
Common stock $0.01 par value (65,859 and 45,264 shares issued and outstanding, respectively)	658	453
Additional paid-in capital	331,004	128,115
Accumulated other comprehensive income	20	3
Accumulated deficit	(169,787)	(192,222)
Total stockholders’ equity (deficit)	161,895	(63,651)

Total liabilities and stockholders’ equity (deficit)	$509,330	$131,637

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue	$94,074	$44,166	$318,009	$170,330
Costs and expenses
Cost of revenue	38,176	30,429	143,511	121,270
Selling expense	18,329	16,287	70,860	52,947
General and administrative expense	16,942	7,617	69,574	32,646
Special charges	20	4,423	1,295	7,608
Total costs and expenses	73,467	58,756	285,240	214,471

Income (loss) from operations	20,607	(14,590)	32,769	(44,141)

Other income (expense)
Interest expense	(3,378)	(18)	(11,059)	(67)
Interest income	574	940	1,868	2,638
Other, net	6	(17)	7	(85)
Other (expense) income, net	(2,798)	905	(9,184)	2,486

Net income (loss) before income taxes and cumulative effect of accounting change	17,809	(13,685)	23,585	(41,655)
Income tax (benefit) provision	—	(24)	1,150	(875)

Net income (loss) before cumulative effect of accounting change	17,809	(13,661)	22,435	(40,780)
Cumulative effect of accounting change	—	—	—	48

Net income (loss)	$17,809	$(13,661)	$22,435	$(40,732)

Net income (loss) per common share:
Basic	$0.27	$(0.30)	$0.36	$(0.90)
Diluted	$0.26	$(0.30)	$0.34	$(0.90)

Weighted average common shares outstanding – basic	65,510	45,168	62,942	45,042
Weighted average common shares outstanding – diluted	68,497	45,168	65,797	45,042

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Cash flows from operating activities:
Net income (loss)	$17,809	$(13,661)	$22,435	$(40,732)
Reconciling adjustments:
Depreciation and amortization	5,419	1,414	19,601	4,924
Deferred taxes	(136)	30	37	114
Stock compensation expense	1,934	346	15,325	1,179
Amortization of exclusivity rights	1,652	—	4,722	—
Decrease in fair value of interest rate swap agreement	999	—	1,478	—
Amortization of debt issue costs	275	—	1,043	—
Provision for sales return reserve	575	893	1,467	1,419
Provision for (recovery of) lease termination	(31)	(3)	105	210
Provision for (recovery of) bad debt	(119)	51	124	19
Provision for inventory reserve	(68)	—	2	—
Issuance of stock for legal settlement	—	2,763	—	2,763
Loss (gain) on sale of assets	(3)	(1)	19	(11)
Impairment (recovery) of capitalized software development	—	(50)	—	1,414
Loss (gain) on marketable securities	(3)	12	1	85
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	8,337	(752)	(3,080)	(2,551)
Receivable from clearing brokers	4,587	—	(1,527)	—
Income tax receivable	(62)	—	—	—
Other assets	(5,492)	(1,430)	127	(3,808)
Accounts payable	(4,943)	(912)	(7,287)	525
Deferred revenue	(5,497)	19,872	2,295	82,374
Accrued payroll	81	(271)	4,758	1,348
Other liabilities	(1,562)	1,381	(7,409)	5,604
Accrued tax liabilities	(498)	1,288	(668)	1,346
Net cash provided by operating activities	23,254	10,970	53,568	56,222

Cash flows from investing activities:
Purchases of marketable securities	—	—	—	(23,403)
Proceeds from the maturity of marketable securities	1,300	14,349	20,641	18,214
Proceeds from the sale of equipment	5	1	30	11
Payments for capitalized software development costs	(5,334)	(3,575)	(16,803)	(8,115)
Purchases of furniture, fixtures and equipment	(648)	(533)	(3,750)	(3,154)
Cash held in escrow	102	—	(8,298)	—
Deferred acquisition costs	—	(1,075)	—	(2,398)
Cash paid in business acquisitions, net of cash received	(1,040)	—	(150,387)	—
Net cash (used in) provided by investing activities	(5,615)	9,167	(158,567)	(18,845)

Cash flows from financing activities:
Payments on capital leases	(51)	(41)	(190)	(153)
Payments on note payable	(2,500)	—	(7,500)	—
Changes in long-term restricted cash	(4)	(4)	(12)	4,711
Repurchase of stock	—	—	—	(1,360)
Proceeds from note payable	—	—	125,000	—
Payment of debt issuance costs.	—	—	(4,539)	—
Proceeds from exercise of stock options	221	171	882	882
Net cash (used in) provided by financing activities	(2,334)	126	113,641	4,080

Effect of foreign exchange rates on cash and cash equivalents	(13)	—	14	—
Increase in cash and cash equivalents	15,292	20,263	8,656	41,457
Cash and cash equivalents:
Beginning of period	46,287	32,660	52,923	11,466

End of period	$61,579	$52,923	$61,579	$52,923

INVESTOOLS INC. AND SUBSIDIARIES

Financial Summary

Reconciliation of Non-GAAP Information

For purposes of comparability, the following tables include non-GAAP unaudited financial information for thinkorswim for the full periods presented below. This information will not tie to the Company’s SEC filings which reflect the merger with thinkorswim on February 15, 2007.

The following table reconciles the Company’s non-GAAP Adjusted EBITDA for the periods presented which the Company believes is a valuable representation of operating performance given the impact of accounting for deferred revenue and certain other costs. The table provides a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods indicated.

in (millions)	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net income (loss)	$17.8	$(11.1)	16.9	(29.3)
Depreciation and amortization	7.2	2.0	24.3	7.1
Other non-cash items	2.0	1.5	25.8	2.9
Special charges	0.0	4.8	1.3	8.5
Interest expense (income)	2.8	(1.3)	9.1	(3.6)
Net change in deferred revenue	(5.5)	19.9	3.1	82.4
Adjusted EBITDA ($)	24.3	15.8	80.5	68.0
Adjusted EBITDA (%)	27.4%	19.4%	24.2%	21.7%

The following table provides a breakout of revenue for thinkorswim Group on an unaudited basis for all periods presented and a reconciliation of non-GAAP Sales Transaction Volume (STV) to Revenue. The Company believes that Investor Education Group sales transaction volume is an important measure of business volume. STV is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. The table provides a reconciliation of non-GAAP total sales volume to revenue for the periods indicated.

in (000s)	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
thinkorswim Group Revenue
Commissions	$25,310	$11,627	$74,530	$39,762
Interest & dividends	7,985	3,159	22,958	9,646
Other & brokerage related revenue	8,146	2,685	23,780	11,380
Total thinkorswim group revenue	41,441	17,471	121,268	60,788

Investor Education Group
Sales Transaction Volume	47,136	64,174	210,654	252,802
Total Sales Transaction Volume	88,577	81,645	331,922	313,590
Change in deferred revenue	5,497	(20,007)	(3,528)	(82,472)
Revenue	94,074	61,638	328,394	231,118

Segment Information

The following table provides information concerning our operations by reportable segment. The Company’s SEC Filings and the table below reflect Investools’ merger with thinkorswim on February 15, 2007.

in (000s)	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue
Investor Education segment	$52,633	$44,166	$207,127	$170,330
thinkorswim segment	41,441	—	110,882	—
Revenue	94,074	44,166	318,009	170,330

Income (Loss) from Operations
Investor Education segment	$1,980	$(14,590)	$(9,829)	$(44,141)
thinkorswim segment	18,627	—	42,598	—
Income (loss) from operations	20,607	(14,590)	32,769	(44,141)

INVESTOOLS INC. AND SUBSIDIARIES

Operating Metrics thru December 31, 2007

	Three Months Ended December 31,		Year Ended December 31,
thinkorswim Inc.	2007	2006	2007	2006
Trading Days	63.0	62.5	250.0	249.5

New Retail Accounts Opened(1)	22,675	13,225	75,875	26,625
New Funded Retail Accounts	11,075	6,600	38,325	13,425
Period-End Funded Retail Accounts	57,775	22,275	57,775	22,275

Retail DARTs(2)	41,900	9,900	26,975	7,950
Active Trader DARTs(3)	20,400	11,800	23,325	14,900
Total DARTs	62,300	23,600	50,300	22,850

Total Trades	3,928,000	1,353,000	12,556,000	5,720,000

Ending Client Assets ($MM)	$2,580	$890
Average Client Equity/Retail Account	$44,900	$48,000
Retail Commission Per Trade	$9.01	$12.65

Investor Education Group
Total Paid Graduates(4)	12,260	10,250	43,090	45,060
Ending Cumulative Graduates(5)	337,000	264,000	337,000	264,000
Ending Active Subscribers(6)	102,800	85,400	102,800	85,400

Upsell Rate (7)	40%	45%	42%	34%
PHD program	16%	20%	19%	23%
Masters program	20%	31%	24%	34%
Associates program	31%	29%	30%	37%
Trading rooms	33%	20%	27%	6%

(1) Accounts opened represent accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4) Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations